                         MDL INFORMATION SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 7, 1996

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of MDL INFORMATION SYSTEMS, INC. (the "Company") which will be held at the Company's principal executive offices, 14600 Catalina Street, San Leandro, California, at 12:00 p.m. on Wednesday, August 7, 1996 for the following purposes:

     1. To elect six members of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997;

     3. To approve an amendment to the Company's 1993 Stock Option and Restricted Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 850,000 shares, to increase to 5,000 from 2,000 the annual grant to be made to non-employee directors under the Automatic Grant Program and to approve a shorter vesting schedule, and to limit the maximum number of shares for which any one individual participant may be granted stock options each year under the 1993 Plan to a maximum of 500,000 shares;

     4. To act upon such other business as may properly come before the meeting or at any adjournments or postponements thereof.

     Only stockholders of record at the close of business on June 7, 1996 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available at the Company's principal executive offices located at 14600 Catalina Street, San Leandro, California, during ordinary business hours for the ten day period prior to the Annual Meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of MDL Information Systems, Inc. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          Steven D. Goldby
                                          Chairman and Chief Executive Officer
San Leandro, California
July 8, 1996

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              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                         MDL INFORMATION SYSTEMS, INC.
                           TO BE HELD AUGUST 7, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MDL INFORMATION SYSTEMS, INC., a Delaware corporation, ("MDL" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders which will be held at 12:00 p.m. on August 7, 1996 at the Company's principal executive offices, 14600 Catalina Street, San Leandro, California 94577, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about JULY 8, 1996 to all stockholders entitled to vote at the Annual Meeting.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on June 7, 1996 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, MDL had 8,645,189 shares of common stock, $.01 par value per share (the "Common Stock"), issued and outstanding, exclusive of treasury stock. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon. The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the 1996 Annual Meeting is required for the election of the nominees to the Board of Directors.

     Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to MDL will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1--Election of Directors," FOR ratification of the selection of auditors as described herein under "Proposal 2--Ratification of Selection of Independent Public Auditors," and FOR ratification to amend Company's 1993 Stock Option and Restricted Stock Plan as described herein under "Proposals 3 and 4-- Approval of Amendment to Company's 1993 Stock Option and Restricted Stock Plan." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     The entire cost of soliciting proxies will be borne by MDL including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular MDL employees for no additional compensation. The Company has engaged The First National Bank of Boston ("Bank of Boston") to provide

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

routine advice and services for proxy solicitation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock and such persons may be reimbursed for their expenses.

VOTES REQUIRED

     PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The six nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

     PROPOSALS 3 AND 4. Approval of the adoption of the amendment to the Company's 1993 Stock Option and Restricted Stock Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.

                               PURPOSE OF MEETING

     The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 1997 Annual Meeting of Stockholders must be received by the Company no later than February 28, 1997. The proposal must be mailed to the Company's principal executive offices, 14600 Catalina Street, San Leandro, California 94577, Attention: Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     The nominees for the Board of Directors, their ages as of June 7, 1996, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy unless otherwise instructed. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

NOMINEES TO BOARD OF DIRECTORS

             NAME               DIRECTOR SINCE   AGE   POSITIONS AND OFFICES HELD WITH THE COMPANY
- ------------------------------  --------------   ---   -----------------------------------------------
Steven D. Goldby..............        1993       56    Chief Executive Officer and Chairman of the
                                                       Board of Directors
Thomas D. Jones...............        1993       47    President, Chief Operating Officer and Director
Peter W. Booth (1)(2).........        1993       56    Director
Donald E. O'Neill (1)(2)......        1993       70    Director
David N. Strohm (1)(2)........        1993       48    Director
Pedro M. Cuatrecasas..........        1996       59    Director

- ---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Steven D. Goldby joined the Company in January 1982 and currently serves as Chairman of the Board of Directors and Chief Executive Officer. Mr. Goldby held various management positions prior to joining the Company, including Senior Vice President at ALZA Corporation, a therapeutic systems company, from 1968 to 1973 and President of Dynapol, a specialty chemical company, from 1973 to 1981. He currently serves as Director of Aspect Development, Inc., a publicly held company. Mr. Goldby holds an A.B. in chemistry from the University of North Carolina and a J.D. from Georgetown University Law Center.

     Thomas D. Jones joined the Company in March 1986 and currently serves as President and Chief Operating Officer and is also a Director of the Company. From 1983 to 1986, Mr. Jones was Western Regional Manager for Sydis, Inc., a computer hardware company that developed integrated communications and software systems. From 1979 to 1983, he held various sales management positions for Prime Computer Corporation, a computer hardware supplier. Mr. Jones holds a B.S. in analytical management from the United States Naval Academy and an M.S. in systems management from the University of Southern California.

     Peter W. Booth has been a Director of the Company since September 1993. Since 1991, Mr. Booth has been Senior Vice President, Strategy and Development at Corning Incorporated, an international diversified company. From 1986 to 1991, Mr. Booth served as President of Corning Japan. He also currently serves as a director of Molecular Simulations, Inc., Corning Asahi Video Products Company, and Samsung-Corning Co. Ltd. Mr. Booth received B.A. and J.D. degrees from Harvard University.

     Donald E. O'Neill has been a Director of the Company since September 1993. From 1971 to 1991, Mr. O'Neill held various positions at Warner Lambert Co., an international pharmaceutical company, including Executive Vice President and Chairman of International Operations, Board of Directors, Office of the Chairman. Mr. O'Neill currently serves as a director of a number of pharmaceutical and life sciences related companies including Alliance Pharmaceutical Corp., Targeted Genetics Corp., ImmunoGen Inc.,

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

Fujisawa U.S.A., New Jersey Resources, Cytogen, and Fuisz Technologies. Mr. O'Neill received a B.S. from the University of Washington.

     David N. Strohm has been a Director of the Company since September 1993. Since 1983, Mr. Strohm has been a general partner of Greylock Management Corporation, a private venture capital management corporation. Mr. Strohm served as a vice president of Greylock from 1980 to 1983. He currently serves on the Board of Directors of Banyan Systems, Legato Systems and Forte Software, all publicly held companies. Mr. Strohm received a B.A. degree from Dartmouth College and an MBA from Harvard University.

     Dr. Pedro M. Cuatrecasas has been a Director of the Company since January 1996. Since 1989, Dr. Cuatrecasas has served as president, Pharmaceutical Research Division, at Warner Lambert Co., an international pharmaceutical company. In 1986, he became Senior Vice President, research and development, Glaxo, Inc., and in 1988 he was named director, Glaxo International Research, Ltd. In 1975, he joined Burroughs Wellcome Company as vice president of research and development. He currently serves on the Board of Directors of Pioneer Hi-Bred International, Inc., a public company that develops, produces and markets various types of seeds. Dr. Cuatrecasas received a B.A. degree and an M.D. from Washington University in St. Louis.

     There are no family relationships among executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended March 31, 1996, the Board of Directors of the Company held a total of four (4) meetings. During this period, each director attended or participated in all of (i) the meetings of the Board that were held while they were members and (ii) the meetings held by all committees of the Board on which they were members. Dr. Cuatrecasas became a Board member on January 1, 1996 and did not attend any meetings during fiscal year 1996.

     The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

     The Audit Committee meets with the Company's financial management and its independent auditors at various times during each year and reviews internal control conditions, audit plans and results and financial reporting procedures. This Committee, consisting of Peter W. Booth, Donald E. O'Neill and David N. Strohm, held two (2) meetings during fiscal year 1996.

     The Compensation Committee reviews and approves the Company's compensation arrangements for management and administers the Company's 1993 Stock Option and Restricted Stock Plan. This Committee, consisting of Peter W. Booth, Donald E. O'Neill and David N. Strohm, held four (4) meetings during fiscal year 1996.

DIRECTOR REMUNERATION

     Non-employee members of the Board are each paid fees of $1,250 per month and $1,000 for each meeting attended and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at such meetings. All fees payable to Mr. Booth are paid to The Corning Foundation.

     Under the Automatic Grant Program in effect under the Company's 1993 Stock Option and Restricted Stock Plan, an individual who first becomes a non-employee member of the Board will receive an automatic option grant to purchase 15,000 shares of the Company's Common Stock upon commencement of Board service. In addition, from 1993 to the Annual Stockholders Meeting in 1995, each individual with six or more months of Board service received an automatic option grant to purchase an additional 2,000 shares at each Annual Meeting at which he was elected, re-elected or continued to serve as a non-employee Board member. Subject to stockholder approval at this Annual Meeting, commencing with this Annual Meeting, each individual with six or more months of Board service will receive an automatic option grant to purchase 5,000 shares at each Annual Meeting at which he is elected, re-elected or continues to serve as a non-employee Board member. Pursuant to the Automatic Grant Program, Messrs. O'Neill and Strohm were each granted an option to purchase 15,000 shares of Common Stock on September 17, 1993 at an exercise price of $8.37 per share, 2,000 shares of Common Stock on August 10, 1994 at an exercise price of $6.50 per share, and 2,000 shares on August 9, 1995 at an exercise price of $15.37 per share. Mr. Cuatrecasas was granted an option to purchase 15,000 shares of Common Stock on January 5, 1996 at an exercise price of $20.00 per share. Mr. Booth declined automatic option grants for which he was eligible in fiscal years 1994, 1995 and 1996. At the Annual Meeting on August 7, 1996, Messrs. O'Neill, Strohm and Cuatrecasas will each be granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the grant date, subject to stockholder approval at this Annual Meeting.

     No other compensation is paid to the non-employee members of the Board with respect to their service on the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

                                  PROPOSAL 2:

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has served as independent auditors for the Company since the fiscal year ended March 31, 1994. The Board of Directors desires Ernst & Young LLP to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented at the Annual Meeting to ratify the selection of Ernst & Young LLP by the Board of Directors as independent auditors to audit the accounts and records of the Company for the fiscal year ending March 31, 1997 and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors would reconsider such selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Company.

     A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending March 31, 1997.

                               PROPOSALS 3 AND 4:

            APPROVAL OF AMENDMENT TO COMPANY'S 1993 STOCK OPTION AND
                             RESTRICTED STOCK PLAN

     The Board of Directors adopted the 1993 Stock Option and Restricted Stock Plan (the "1993 Plan") effective July 21, 1993. The 1993 Plan was amended (i) on February 9, 1994 to increase the number of shares of Common Stock reserved for issuance under the 1993 Plan by 174,000 shares, (ii) on November 15, 1995 to increase the number of shares of Common Stock available for issuance under the 1993 Plan by 150,000 shares, (iii) on January 1, 1996 to change the annual automatic grant for non-employee Board members from an option grant to purchase 2,000 shares to an option grant to purchase 5,000 shares and to change the vesting applicable to such grants, and (iv) on May 29, 1996 to increase the number of shares available for issuance under the 1993 Plan by 700,000 shares to an aggregate of 2,764,000 shares and to limit the maximum number of shares for which any one individual participant may be granted stock options each year under the 1993 Plan

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

to a maximum of 500,000 shares. The Board believes that option grants and stock issuances under the 1993 Plan play an important role in the Company's efforts to attract, employ, and retain employees, directors, and consultants of outstanding ability.

     The principal terms and provisions of the 1993 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 1993 Plan. A copy of the 1993 Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the principal executive offices in San Leandro, California.

STRUCTURE AND ELIGIBILITY

     The 1993 Plan is divided into three components: the discretionary option grant program, the automatic option grant program, and the stock issuance program. The discretionary option grant program provides for the grant of options to purchase shares of Common Stock to key employees (including officers and directors) and consultants of the Company or its parent or subsidiary corporations. The stock issuance program allows these individuals to make immediate purchases of Common Stock. The automatic option grant program provides for the automatic grant of options to non-employee Board members.

     Options granted under the discretionary option grant program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to meet those requirements. All grants under the automatic option grant program will be non-statutory options.

     As of June 7, 1996 it was estimated that nine (9) executive officers and two-hundred and seventy (270) other key employees were eligible to participate in the 1993 Plan and four (4) non-employee Board members were eligible to participate in the automatic option grant program.

ADMINISTRATION

     The 1993 Plan (other than the automatic option grant program) is currently administered by a committee (the "Committee") comprised of 2 or more non-employee Board members appointed by the Board. The Committee has discretion (subject to the provisions of the 1993 Plan) to authorize stock option grants and direct stock issuances. All grants under the automatic option grant program will be made in compliance with the provisions of the program and no administrative discretion will be exercised by the Committee with respect to the automatic grants.

SHARE RESERVE

     The maximum number of shares of Common Stock which may be issued over the term of the 1993 Plan shall not exceed 2,764,000 shares, assuming approval of this Proposal 3. Shares of Common Stock available for issuance under the 1993 Plan will be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. Should an option expire or terminate for any reason (including pursuant to the cancellation-regrant provisions of the 1993 Plan) prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1993 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1993 Plan and all share issuances under the 1993 Plan, whether or not the shares are subsequently reacquired by the Company pursuant to its repurchase rights under the 1993 Plan, will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance.

     No individual participating in the 1993 Plan may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances for more than 500,000 shares of Common Stock in the aggregate each year over the remaining term of the 1993 Plan, exclusive of option grants and stock awards made prior to June 1, 1996, subject to stockholder approval of this Proposal 3.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1993 Plan will be the closing price per share on that date as listed on the Nasdaq National Market. If there is no reported closing price for that date, then the closing price for the last previous date for which a quotation exists will be determinative of fair market value. The fair market value of Common Stock on June 7, 1996, as reported on the Nasdaq National Market, was $30.25 per share.

DISCRETIONARY OPTION GRANT PROGRAM

PRICE AND EXERCISABILITY

     The exercise price of options granted under the discretionary option grant program may not be less than 100% of the fair market value of the Common Stock on the grant date and no option may be outstanding for more than a 10-year term. Options granted under the discretionary option grant program may be immediately exercisable for vested shares, immediately exercisable for unvested shares subject to the Company's repurchase rights, or exercisable in installments for vested shares over the optionee's period of service. The aggregate fair market value (as of the date or dates of grant) of shares of Common Stock for which options granted to any employee under the 1993 Plan may initially become exercisable as incentive stock options under the Federal tax laws may not exceed $100,000 per optionee in a single year.

     The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds to be applied to the payment of the exercise price for those shares on the settlement date. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (i) authorizing a Company loan to the optionee, or (ii) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion.

     The Committee may cancel outstanding options under the discretionary option grant program that have exercise prices equal to the then current market price of the Common Stock and issue replacement options covering the same or different numbers of shares of Common Stock with an exercise price based on the market price of Common Stock at the time of the new grant.

TERMINATION OF SERVICE

     Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, independent contractor, consultant or Board member.

     The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

STOCKHOLDER RIGHTS

     The optionee is not to have any stockholder rights with respect to the option shares until the option is exercised, the exercise price is paid and a stock certificate is issued for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death and the option may, during the optionee's lifetime, be exercised only by the optionee.

STOCK APPRECIATION RIGHTS

     The Committee may grant options with tandem or limited stock appreciation rights. Tandem stock appreciation rights provide the holders with the right, subject to approval by the Committee, to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those vested shares. An appreciation distribution may, in the discretion of the Committee, be made in cash or in shares of Common Stock.

     Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may also be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right in effect for at least 6 months will be automatically canceled upon the successful completion of a Hostile Takeover. Hostile Takeover means the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer that the Board does not recommend the Company's stockholders accept, provided at more than 50% of the securities so acquired in the tender or exchange offer are obtained from holders other than the officers and directors of the Company subject to the short-swing trading restrictions of Federal securities laws. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per share of Common Stock subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) based on the difference between the tender offer price (or, if greater, the fair market value of the shares on the date of cancellation) and the option exercise price.

                         AUTOMATIC OPTION GRANT PROGRAM

     A. Each individual who first becomes a non-employee Board member at any time after the July 21, 1993 effective date of the 1993 Plan and who was not previously granted an option under the 1993 Plan will automatically be granted at the time of such initial election or appointment a non-statutory stock option to purchase 15,000 shares of Common Stock.

     B. Each year, on the date of the 1994 and 1995 Annual Stockholders Meeting, each continuing non-employee Board member received an additional grant of a non-statutory option under the 1993 Plan to purchase 2,000 shares of Common Stock, provided that individual had served as a non-employee Board member for at least 6 months.

     C. Each year, commencing with the 1996 Annual Meeting and subject to stockholder approval at the 1996 Annual Meeting, each continuing non-employee Board member will receive an additional grant of a non-statutory option to purchase 5,000 shares of Common Stock, provided that individual has served as a non-employee Board member for at least 6 months.

     D. Each automatic option grant will be subject to the following term and conditions:

     1. The option price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date and each option will have a maximum term of 10 years measured from the grant date.

     2. Initial automatic option grants and annual automatic grants to purchase 2,000 shares of Common Stock will be exercisable in a series of equal annual installments over a 4-year period measured from the grant date, provided the optionee continues as a member of the Board. Annual automatic grants to purchase 5,000 shares, subject to stockholder approval, will be exercisable in a series of equal annual installments over a 2-year period measured from the grant date. In the event of a Corporate Transaction or a Change in Control (defined below) exercisability will automatically accelerate and, upon consummation of a Corporate Transaction, the options will terminate.

     3. Should the optionee cease to be a Board member, the option may be exercised, within the term of the option, for a period of 3 months (12 months in the case of disability or retirement at or after age 65 or if the optionee dies while a Board member or within 3 months following cessation of service as a Board member). If cessation of service is due to disability, retirement at or after age 65, or death while a Board member, the option will become exercisable for all shares subject to the option at the time of the optionee's cessation of Board service.

     4. Each automatic option in effect for at least 6 months will automatically be canceled upon the occurrence of a Hostile Take-Over (as defined above), and the optionee will in return be entitled to a cash distribution from the Company for each share of option stock (whether or not the option is otherwise at the time exercisable for such shares) based on the difference between the tender offer price and the exercise price.

     5. The remaining terms and conditions of the options will conform to the non-discretionary terms described above and below for option grants under the discretionary option grant program.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the stock issuance program at a price per share not less than 85% of fair market value, payable in cash or through a promissory note payable to the Company, or as a bonus for past services. Shares reacquired by the Company and held as treasury shares may be issued for any consideration that the Committee deems appropriate. Shares issued under the stock issuance program may either be vested upon issuance or subject to a vesting schedule tied to the participant's period of service or to performance goals. Unvested shares will be subject to certain transfer restrictions and to repurchase or cancellation by the Company upon either the participant's cessation of service prior to vesting in those shares or the non-attainment of the performance goals. The Committee has discretion to accelerate the vesting of any issued shares in whole or in part at any time. Individuals holding shares under the stock issuance program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

                               GENERAL PROVISIONS

OPTION/VESTING ACCELERATION

     Outstanding options under the discretionary grant program may become immediately exercisable in full, and unvested shares issued under the 1993 Plan will become fully vested, in the event of certain changes in the ownership or control of the Company.

     Corporate Transaction. Each outstanding option under the discretionary grant program will become fully vested and immediately exercisable in the event of a Corporate Transaction (defined below), unless (i) the option is assumed by the successor or replaced with a comparable option, (ii) the option is replaced by a comparable cash incentive program based on the option spread at that time, or (iii) the acceleration of the option is precluded by other limitations imposed by the Committee at the time of grant. A Corporate Transaction includes one or more of the following stockholder-approved transactions:

     -- a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated.

     -- the sale, transfer or other disposition of all or substantially all of the Company's assets in liquidation or dissolution of the Company, or

     -- any reverse merger in which the Company is the surviving entity, but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held the securities immediately before the merger.

Upon consummation of the Corporate Transaction, all outstanding options under the 1993 Plan will, to the extent not previously exercised or assumed by the successor, terminate and cease to be exercisable.

     Change in Control. In the event of a Change in Control (defined below) the exercisability of each option outstanding under the discretionary grant program will automatically accelerate and remain fully exercisable until the expiration or sooner termination of the option term. A Change in Control includes a change in ownership or control of the Company as described below.

    -- any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend the stockholders accept; or

    -- a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either
       (i) have been Board members continuously since the beginning of that period or (ii) have been elected or nominated for election as Board members during that period by at least a majority of the Board members described in clause (i) who were still in office at the time the election or nomination was approved by the Board.

     The acceleration of options or vesting of shares in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

CHANGES IN CAPITALIZATION

     If a change is made to the outstanding shares of Common Stock by reason of a recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option, and (iii) the number and/or class of securities for which automatic option grants will subsequently be made under the automatic option grant program per non-employee Board member.

SUBSTITUTION OF OPTIONS

     In connection with a merger or other business consolidation with, or an acquisition of the stock or assets of, another company the Committee may issue options under the 1993 Plan in substitution for outstanding options of the other company subject to the following conditions:

          A. On a share-by-share basis, the ratio of the option price to the fair market value of the Common Stock covered by the substituted option immediately after the substitution will not be greater than the ratio of the option price to the fair market value of the equity securities covered by the replaced option immediately before the substitution.

          B. The excess of the aggregate fair market value of the shares of Common Stock subject to the substituted option immediately after the substitution over the aggregate option price payable for those shares will not be more than the excess of the aggregate fair market value of the equity securities subject to the replaced options immediately before the substitution over the aggregate option price payable for the securities.

          C. The substituted options will not give the option holder any benefits not otherwise provided under the replaced options.

FINANCIAL ASSISTANCE

     The Committee may assist one or more optionees in financing their exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program. The form in which this assistance is made available (including loans or installment payments) and the terms of this assistance will be determined by the Committee. The maximum amount of financing provided any participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, state and local income and employment taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Committee, over the participant's period of service.

SPECIAL TAX ELECTION

     The Committee may permit one or more holders of options under the discretionary option grant program to have the Company withhold a portion of the shares of Common Stock otherwise issuable to those individuals in satisfaction of the Federal, state and local income and employment tax liability incurred by the individuals in connection with the exercise of those options. Alternatively, the Committee may allow these individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

EXCESS GRANTS

     Grants covering shares of Common Stock in excess of the number of shares then available for issuance under the 1993 Plan may be made provided any excess shares actually issued are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the 1993 Plan. If this approval is not obtained within 12 months of the date of the first such excess grant then any unexercised excess options will terminate and the Company will refund the purchase price paid for any excess shares actually issued and held in escrow together with interest at the applicable short-term federal rate for the period the shares were held in escrow.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1993 Plan and any award made under the 1993 Plan at any time. No such amendment may, however, adversely affect the rights of existing optionees or holders of unvested shares without their consent and amendments to the automatic option grant program may not be made more frequently than once every 6 months unless otherwise necessary to comply with applicable tax and securities laws and regulations. In addition, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the 1993 Plan, except to reflect certain changes in the Company's capital structure, (ii) materially modify the eligibility requirements for option grants or share issuances, or (iii) otherwise materially increase the benefits accruing to participants under the 1993 Plan.

     The Board may terminate the 1993 Plan at any time. The 1993 Plan will in all events terminate on July 20, 2003. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing the grant or issuance.

     As of June 7, 1996 options covering 1,558,758 shares were outstanding under the 1993 Plan, 759,050 shares remain available for future option grant and 451,785 shares have been issued under the 1993 Plan. The expiration dates for all such options range from February 9, 2004 to May 29, 2006.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

     The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted for the one (1)-year period ending March 31, 1996 plus the period through June 7, 1996 and (ii) the weighted average exercise price per share. In addition, each of Messrs. Booth, O'Neill, Strohm and Cuatrecasas will receive an option grant to purchase 5,000 shares under the Automatic Option Grant Program on the date of the Annual Meeting. Each of the options will have an exercise price per share equal to the closing price per share of Common Stock on the date of that Annual Meeting, as quoted on the Nasdaq National Market.

                                                                                       WEIGHTED
                                                                                       AVERAGE
                                                                        NUMBER OF   EXERCISE PRICE
                                                                         OPTION       OF GRANTED
                          NAME AND POSITION                              SHARES        OPTIONS
- ----------------------------------------------------------------------  ---------   --------------
Steven D. Goldby
  Chief Executive Officer and Chairman of the Board...................         0       $ 0
Thomas D. Jones
  President, Chief Operating Officer and Director.....................    42,000       $19.25
John J. Hanlon
  Senior Vice President, Chief Financial Officer, Secretary and
  Treasurer...........................................................    10,000       $15.375
Dennis H. Smith
  Senior Vice President and Chief Scientist...........................         0       $ 0
Robert E. Dunkle
  Vice President and General Manager, ISIS Business Unit..............         0       $ 0
All current executive officers as a group
  (9 persons).........................................................    52,000       $18.50
All current directors (other than executive officers) as a group
  (4 persons).........................................................    19,000       $19.03
All employees, including current officers who are not executive officers,
  as a group (270 persons)............................................   302,484       $16.18

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1993 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to satisfy those requirements. The Federal income tax treatment for the two types of options differs as described below:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than 2 years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which that disposition occurs, equal to the excess of (i) the fair market value of those shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be entitled to a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares under currently outstanding options under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be notarized as follows:

    -- If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

    -- The optionee may, however, elect under Section 83(b) of the Internal
       Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

     Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

     Parachute Payments. If the exercisability of an option or stock appreciation right is accelerated as a result of a change of control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments exceed 3 times an employee's average compensation for the 5 tax years preceding the change of control, the company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

     Note Forgiveness. If any promissory note delivered in payment of shares acquired under the 1993 Plan is forgiven in whole or in part, the amount of the forgiveness will be reportable by the participant as ordinary compensation income. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant in connection with the acquisition of the shares and any note forgiveness. The deduction will be allowed for the taxable year of the Company in which the ordinary income is recognized by the participant.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Company's 1993 Stock Option and Restricted Stock Plan.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 7, 1996 certain information with respect to shares of Common Stock beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table, and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                             SHARES BENEFICIALLY     APPROXIMATE PERCENT
                           NAME                                   OWNED(#)          BENEFICIALLY OWNED(1)
- ----------------------------------------------------------  ---------------------   ---------------------
Wellington Management Company.............................         767,400                   8.9%
Charter Oaks Partners.....................................         725,000                   8.4%
Corning Incorporated......................................         488,000                   5.6%
Trust Company of the West.................................         440,400                   5.1%
Steven D. Goldby(2).......................................         115,617                   1.3%
Thomas D. Jones(3)........................................          87,667                *
John J. Hanlon(4).........................................          16,133                *
Dennis H. Smith(5)........................................          32,617                *
Robert E. Dunkle(6).......................................          10,405                *
Peter W. Booth(7).........................................             -0-                *
Donald E. O'Neill(8)......................................          10,500                *
David N. Strohm(9)........................................          13,000                *
Pedro Cuatrecasas.........................................             -0-                *
All current directors and named executive officers as a
  group (9 persons).......................................         285,939                   3.3%

- ---------------

*Less than one percent of the outstanding Common Stock.

(1) Percentage of beneficial ownership is calculated assuming 8,645,189 shares of Common Stock were outstanding on June 7, 1996. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of June 7, 1996, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(i) under the Securities Exchange Act of 1934.

(2) Includes 107,417 shares purchasable under stock options that are currently exercisable or that will become exercisable within sixty days of June 7, 1996.

(3) Includes 84,667 shares purchasable under stock options that are currently exercisable or that will become exercisable within sixty days of June 7, 1996.

(4) Includes 15,133 shares purchasable under stock options that are currently exercisable or that will become exercisable within sixty days of June 7, 1996.

(5) Includes 32,617 shares purchasable under stock options that are currently exercisable or that will become exercisable within sixty days of June 7, 1996.

(6) Includes 10,405 shares purchasable under stock options that are currently exercisable or that will become exercisable within sixty days of June 7, 1996.

(7) Mr. Booth is an officer of Corning Incorporated which owns 488,000 shares of Common Stock.

(8) Includes 8,000 shares purchasable under stock options that are currently exercisable or that will become exercisable within sixty days of June 7, 1996.

(9) Includes 8,000 shares purchasable under stock options that are currently exercisable or that will become exercisable within sixty days of June 7, 1996.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended March 31, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the Company's four other highest-paid executive officers, as determined as of the end of the last fiscal year, ("Named Executives") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 31, 1996, March 31, 1995 and March 31, 1994, respectively. No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1996 fiscal year has resigned or terminated employment during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                            ANNUAL COMPENSATION              COMPENSATION
                                                 -----------------------------------------      AWARDS
                                                                                 OTHER       ------------
                                                                                 ANNUAL       SECURITIES     ALL OTHER
                                        FISCAL                                COMPENSATION    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)(1)   BONUS($)(2)       (3)         OPTIONS(#)       ($)(5)
- --------------------------------------  ------   ------------   -----------   ------------   ------------   ------------
Steven D. Goldby......................   1996       330,000       184,800        10,815               0         4,676
Chief Executive Officer and              1995       321,058             0        10,815               0         4,816
Chairman of the Board of Directors       1994       299,800             0        10,815         602,700(4)      6,070
Thomas D. Jones.......................   1996       228,922       154,009         8,400          42,000         3,568
President, Chief Operating               1995       208,943             0         8,400               0         4,731
Officer and Director                     1994       204,885             0         8,400         344,400(4)      5,841
John J. Hanlon........................   1996       145,833        63,000         4,500          10,000         3,250
Senior Vice President,                   1995       117,212             0             0               0         2,941
Chief Financial Officer,                 1994       114,919             0             0          68,880(4)      4,195
Secretary and Treasurer                                                               0
Dennis H. Smith.......................   1996       155,000        38,192             0               0         4,650
Senior Vice President and                1995       152,885             0             0               0         4,587
Chief Scientist                          1994       149,896             0             0         189,420(4)      5,473
Robert E. Dunkle......................   1996       129,583        52,920         4,500               0         3,888
Vice President and                       1995        99,654             0             0          12,620         2,989
General Manager, ISIS Business Unit      1994        92,000             0             0          15,498(4)      2,382

- ---------------

(1) Includes salary deferred under the Company's 401(k) Plan.

(2) Bonuses for fiscal year 1996 were earned under the Company's Bonus Plan. Bonuses were paid in May 1996.

(3) "Other Annual Compensation" represents car allowance.

(4) The number of shares underlying option grants include options canceled and regranted during the fiscal year 1994.

(5) "All Other Compensation" represents a matching contribution to the Company's 401(k) Plan.

STOCK OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning the grant of stock options made under the Company's 1993 Stock Option and Restricted Stock Plan for the 1996 fiscal year to the Named Executives. No stock appreciation rights were granted to these individuals during such year.

                                                INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                                          ------------------------------                                VALUE AT ASSUMED
                                                             % OF TOTAL                                 ANNUAL RATES OF
                                                              OPTIONS                                     STOCK PRICE
                                             NUMBER OF       GRANTED TO                                 APPRECIATION FOR
                                            SECURITIES       EMPLOYEES      EXERCISE                      OPTION TERM
                                            UNDERLYING       IN FISCAL      PRICE PER    EXPIRATION   --------------------
                  NAME                    OPTIONS GRANTED     YEAR(3)      SHARE($)(4)      DATE       5%(5)        10%
- ----------------------------------------  ---------------   ------------   -----------   ----------   --------   ---------
Steven D. Goldby........................           --              --            --            --           --          --
Thomas D. Jones.........................       42,000(1)        12.1%         19.25        2/5/06     $508,461   $1,288,541
John J. Hanlon..........................       10,000(2)         2.9%         15.38        8/9/05     $ 96,693   $ 245,038
Dennis H. Smith.........................           --              --            --            --           --          --
Robert E. Dunkle........................           --              --            --            --           --          --

- ---------------

(1) The options become exercisable in a series of 36 equal monthly installments, commencing on the first month following the grant date.

(2) The options become exercisable as to 5,000 of the option shares on the first year anniversary following the grant date and then the remaining 5,000 option shares become exercisable on the second year anniversary following the date of grant.

(3) The total number of grants to employee in the fiscal year was 346,484.

(4) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability. The plan administrator has the discretionary authority to reprice outstanding options under the 1993 Stock Option and Restricted Stock Plan through the cancellation of those options and the grant of replacement options with an exercise price equal to the fair market value of the option shares on the regrant date.

(5) The five percent (5%) and ten percent (10%) assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

OPTION EXERCISES AND HOLDINGS

     The following table shows, for each of the Named Executives, certain information concerning stock options exercised during fiscal year 1996 and the number of shares subject to both exercisable and unexercisable stock options as of March 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of March 31, 1996.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                         SHARES ACQUIRED    VALUE     OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END ($)(3)
                                           ON EXERCISE     REALIZED   ---------------------------   ---------------------------
                 NAME                        (#)(1)         ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------------  ---------------   --------   -----------   -------------   -----------   -------------
Steven D. Goldby.......................       60,000       $855,290      88,283        167,417       $1,164,907     $2,270,593
Thomas D. Jones........................       18,000        225,625      67,900        136,500         888,650      1,371,493
John J. Hanlon.........................        4,000         55,125      12,947         29,133         171,887        316,366
Dennis H. Smith........................       20,000        286,682      26,603         52,617         360,803        713,618
Robert Dunkle..........................            0              0       9,071         11,667         124,137        160,958

- ---------------

(1) All options were exercised as same-day sales of the purchased shares. Therefore, no shares were held after the exercise of options.

(2) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise minus the exercise price.

(3) Based on the fair market value of the shares on the last day of the fiscal year ($21.0625 per share) less the exercise price payable for such shares.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended March 31, 1996. The Compensation Committee of the Board of Directors is responsible for setting base salaries of the executive officers of the Company, determining award levels for the Performance Incentive Plan and administering the 1993 Stock Option and Restricted Stock Plan. These programs and our compensation philosophy are designed to attract and retain key executives by providing appropriate incentives linked to Company performance.

COMPENSATION PHILOSOPHY

     The Compensation Committee evaluates the performance of the Chief Executive Officer and other officers of the Company annually based upon financial and non-financial performance goals which contribute to the profitability of the Company. The Compensation Committee has approved compensation policies that seek to enhance the linkage of compensation to Company and individual performance. The Compensation Committee seeks to provide executives with a total compensation package, both fixed and variable, that has potential for executives to earn above market compensation when individual and company performance is superior.

     The executive officers' compensation package is comprised of (i) base salary, (ii) annual incentive opportunity tied to achievement of net income and other goals, and (iii) long-term incentives established to align management with stockholders, in the form of stock options. No executives received promotional salary increases for fiscal year 1995 as the Company implemented a company-wide salary freeze. However, in light of improved individual performance, significant growth in both revenues and in net income, and based on industry wide survey data, which indicated that executive salaries were no longer competitive, the Compensation Committee approved increases to executive officers' salaries for fiscal years 1996 and 1997.

     Base Salaries -- In concept, salary ranges are initially targeted at between the 50th and 75th percentile of independently surveyed software companies to attract executive talent required. Thereafter, individual salary increases are likely to be based on a variety of factors including, but not limited to: individual job responsibilities, results versus target objectives, and Company or Business Unit financial performance.

     Annual Incentives -- Compensation Committee approved a new annual incentive plan for executive officers called the MDL Performance Incentive Plan to take effect for fiscal year 1996. Under this plan annual incentive targets are set as a percent of salary for each officer based on attainment of specified financial goals including net income and individual or group goals. Weighting of goals varies by participant. A threshold payment is earned if the Company achieves 80% of its net income goal with a maximum payment earned at 120% of the net income goal. Below 80% of the net income goal, no award is earned. For fiscal year 1996, the Company exceeded its net income plan and bonus payments were earned at 116% of the net income goal. Amounts earned by the Named Executives can be found in the Summary Compensation Table. This Plan is also in effect for fiscal year 1997.

     Long-term Incentives -- The Company has adopted the 1993 Stock Option and Restricted Stock Plan to provide executive officers and other key employees with incentives to maximize long-term stockholder values. Awards under the 1993 Stock Option and Restricted Stock Plan can take the form of stock options, stock appreciation rights, and restricted stock, all of which are designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's stockholders. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options and restricted stock awards, through staged vesting provisions, perform an important role in motivating and retaining key executives. The Committee has established certain general guidelines in making option grants to executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and his or her existing holdings of unvested options. In 1996, Messrs. Jones and Hanlon were granted additional options. See "Option Grants in Last Fiscal Year" for information on the options granted to these Named Executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The base salary of the Chief Executive Officer, Mr. Steven D. Goldby, was established by the Compensation Committee. The Chairman and other members of the Compensation Committee meet semi-annually with Mr. Goldby to discuss Company performance during the fiscal year. Mr. Goldby's target objectives, and therefore any increase in his compensation, are tied directly to the overall financial performance of the Company. The Committee's objective is to have Mr. Goldby's base salary keep pace with salaries being paid to similarly situated CEO's in the software and high technology industries. Mr. Goldby's base salary is reviewed annually by the Compensation Committee based on these discussions and the Company financial performance. Due to significantly improved financial performance for fiscal year 1996, Mr. Goldby's base salary has been increased for fiscal year 1997.

     Mr. Goldby earned a $184,800 bonus for fiscal year 1996 performance because the Company exceeded its net income goal. This bonus was paid in May 1996.

     There were no additional option grants awarded to Mr. Goldby during fiscal year 1996.

     As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company after the Company's initial public offering. The stockholders are being asked to approve a limit to the number of shares any individual may receive under the Company's 1993 Stock Option and Restricted Stock Plan under Proposal 3. Accordingly, compensation deemed paid to an executive officer when he exercises an outstanding option under the 1993 Stock Option and Restricted Stock Plan with an exercise price equal to the fair market value of the option shares on the grant date will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the fiscal 1996 year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all cash compensation payable to the Company's executive officers to the $1 million cap.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

                                          Compensation Committee
                                          Mr. David N. Strohm, Chairman
                                          Mr. Donald E. O'Neill
                                          Mr. Peter W. Booth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Commencing in November 1993, the Company established the Compensation Committee of the Board of Directors which consists of Messrs. Strohm, O'Neill and Booth. No member of the Compensation Committee was at any time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

               EMPLOYMENT ARRANGEMENTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into severance agreements with Messrs. Goldby, Jones and Hanlon that provide each Named Executive certain rights in the event that his employment with the Company is involuntarily terminated within eighteen months following a "Change of Control" (other than termination for cause). A Change in Control is a merger, sale of all or substantially all of the Company's assets or an acquisition of the Company by tender or exchange offer made directly to the Company's stockholders of beneficial ownership of securities with more than twenty-five percent of the voting power of the Company's outstanding securities. Upon a Named Executive's involuntary termination within eighteen months of a Change in Control, all options held by such Named Executive will automatically accelerate and become fully vested and such Named Executive's salary will continue to be paid for eighteen months in semi-monthly installments following his involuntary termination plus he will receive a lump sum payment equal to one and one-half times his bonus paid in the fiscal year prior to the year of his involuntary termination. Insurance benefits will cease should the Named Executive solicit the Company's employee or customers or engage in competitive activities.

                        COMPARISON OF STOCKHOLDER RETURN

                  Indexed Comparison of Total Return since IPO
            CRSP Total Return Index for the Nasdaq Stock Market and
   CRSP Total Return Index for Nasdaq Computer and Data Processing Companies


                                                                      Nasdaq
      Measurement Period                                           Computer and
    (Fiscal Year Covered)            MDLI           Nasdaq       Data Processing
7/29/93                                 100.00          100.00          100.00
9/30/93                                  69.36          108.15          107.90
12/31/93                                 80.68          110.02          107.27
3/31/94                                  65.91          105.41          108.79
6/30/94                                  70.45          100.51          106.47
9/30/94                                  60.23          108.83          118.78
12/31/94                                 76.14          107.57          130.69
3/31/95                                 106.82          117.19          146.99
6/30/95                                 135.23          134.10          173.70
9/30/95                                 169.32          150.50          189.79
12/31/95                                209.09          152.00          198.56
3/31/96                                 191.48          159.19          207.98

     The graph covers the period from July 29, 1993, the date the Company's initial public offering commenced, through the fiscal year ended March 31, 1996. The graph assumes that $100 was invested on July 29, 1993 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                              CERTAIN TRANSACTIONS

     Since January 1, 1994 the Company has not engaged in any transaction or had any relationship with any executive officer or director that is required to be disclosed pursuant to Item 404 of Regulation S-K.

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended March 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers and Key Employees" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

     The Company filed an Annual Report on Form 10-K for the fiscal year 1996 with the SEC. Stockholders may obtain a copy of this report, without charge, by writing to Mr. John J. Hanlon, Senior Vice President, at the Company's executive offices at 14600 Catalina Street, San Leandro, California 94577.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. However, if other matters do properly come before the Annual Meeting or any adjournment, or postponements thereof, the Management intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                          THE BOARD OF DIRECTORS
                                          OF MDL INFORMATION SYSTEMS, INC.
                                          July 8, 1996
                                          San Leandro, California

                         MDL INFORMATION SYSTEMS, INC.
                  1993 STOCK OPTION AND RESTRICTED STOCK PLAN
                           (AS AMENDED MAY 29, 1996)

                                  ARTICLE ONE

                                    GENERAL

I.   PURPOSE OF THE PLAN

     A. This 1993 Stock Option and Restricted Stock Plan ("Plan") is intended to promote the interests of MDL Information Systems, Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

     B. The Plan shall become effective on July 21, 1993. Such date is hereby designated as the Effective Date of the Plan.

     C. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

          Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.  STRUCTURE OF THE PLAN

     A. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock at not less than one hundred percent (100%) of the fair market value of such shares on the grant date. Under the Automatic Option Grant Program, each eligible member of the Corporation's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of the Corporation's common stock at one hundred percent (100%) of the fair market value of such shares. The Stock Issuance Program shall allow eligible individuals to purchase shares of the Corporation's common stock at discounts from the fair market value of such shares of up to 15%. Such shares may be issued as fully-vested shares or as shares to vest over time.

     B. The provisions of Articles One and Five of the Plan shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

III. ADMINISTRATION OF THE PLAN

     A. The Board shall appoint a committee (the "Committee") of two (2) or more non-employee Board members to assume full responsibility for the administration of the Discretionary Option Grant Program and the Stock Issuance Program. No Board member shall be eligible to serve on the Committee if such individual has, within the relevant period designated below, received an option grant or stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program:

          (i) for each of the initial members of the Committee, the period commencing with the Effective Date of the Plan and ending with the date of his or her appointment to the Committee, or

          (ii) for any successor or substitute member, the twelve (12)-month period immediately preceding the date of his or her appointment to the Committee.

     Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, such programs and any outstanding option grants or stock issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or stock issuance.

     C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Four.

IV. OPTION GRANTS AND STOCK ISSUANCES

     A. The persons eligible to receive stock issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Discretionary Option Grant Program ("Optionee") are as follows:

          (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations); and

          (ii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

     B. Non-employee members of the Board shall not be eligible to participate in the Stock Issuance or Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations). However, non-employee members of the Board shall be eligible to receive automatic option grants pursuant to the provisions of Article Three (such individuals shall, for purposes of Articles Three and Five, be referred to as "Eligible Directors").

     C. The Plan Administrator shall have full authority to determine (I) with respect to the option grants made under the Plan, which eligible individuals are to receive discretionary option grants, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and
(II) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

     D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with Article Two of the Plan or to effect stock issuances in accordance with Article Four of the Plan.

V.  STOCK SUBJECT TO THE PLAN

     A. Shares of the Corporation's common stock (the "Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the

Plan shall not exceed 2,764,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V.(1)

     B. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 500,000 shares of Common Stock over the term of the Plan, exclusive of options and separately exercisable stock appreciation rights granted prior to January 1, 1994.

     C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section V of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant or share issuance under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section VI of Article Two and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan or otherwise surrendered for cancellation under Section I.B.3 of Article Four shall not be available for subsequent option grant or stock issuance under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Stock Appreciation Rights provisions of Section VI of Article Two and all stock issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under this Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

     D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan,
(ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan and (iii) the number of shares of Common Stock to be made the subject of each subsequent automatic option grant. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

     E. Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions determined by the Plan Administrator.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.   TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or nonstatutory options. Individuals who are not Employees may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

- ---------------

(1) Reflects the additional 174,000-share increase authorized by the Board on February 9, 1994, the 150,000-share increase authorized by the Board on November 15, 1995 and the 700,000 share increase authorized by the Board on May 29, 1996. The share increases authorized by the Board on November 15, 1995 and May 29, 1996 are subject to stockholder approval at the 1996 Annual Stockholders Meeting.

A.  OPTION PRICE.

     1. The option price per share shall be fixed by the Plan Administrator. Except as specifically authorized under Section IV of this Article Two, the option price shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

     2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Article Five, Section I and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

     -- cash or check made payable to the Corporation's order; or

     -- shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

     -- through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

     For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

     3. The Fair Market Value per share of Common Stock shall be determined in accordance with the following provisions:

     -- If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the Fair Market Value shall be the closing price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

     -- If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

B.  TERM AND EXERCISE OF OPTIONS.

     Each option granted under this Article Two shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the stock option agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option, and any stock appreciation right attaching thereto, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by a transfer effected by the Optionee by will or by the laws of descent and distribution following the Optionee's death.

C.  TERMINATION OF SERVICE.

     1. Except to the extent otherwise provided pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under the Plan which are held by the Optionee at the time of his or her cessation of Service or death.

     -- Each such option shall, to the extent it is not otherwise at the time exercisable for vested shares of Common Stock, immediately terminate and cease to be outstanding upon the Optionee's cessation of Service.

     -- Should the Optionee cease to remain in Service for any reason other than death, permanent disability, or retirement at or after age 65, then the period for which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

     -- In the event such Service terminates by reason of permanent disability
       (as defined in Section 22(e)(3) of the Internal Revenue Code) or retirement at or after age 65, then each outstanding option held by such Optionee shall accelerate in full, and the Optionee shall have a twelve
       (12)-month period following the date of the Optionee's cessation of Service in which to exercise such options for any or all of the shares of Common Stock subject to that option at the time of such cessation of Service.

     -- Should the Optionee die while in Service, then each outstanding option held by such Optionee shall accelerate in full and shall be exercisable for any or all of the shares of Common Stock subject to that option at the time of such cessation of Service. In the event the Optionee dies while in Service or during the three (3)-month period following his or her cessation of Service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable on the date of the Optionee's cessation of Service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death. Any such exercise must occur within the twelve (12)-month period following the date of the Optionee's death.

     -- Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

     -- Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

     2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

     3. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

     -- The Optionee shall (except to the extent otherwise specifically provided in the applicable option or issuance agreement) be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a nonemployee member of the Board or an independent consultant or advisor.

     -- The Optionee shall be considered to be an Employee for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporation, subject to the control and direction of the employer entity as to the work to be performed and as to the manner and method of performance.

D.  STOCKHOLDER RIGHTS.

     An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

II.  INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "nonstatutory" options when issued under the Plan shall not be subject to such terms and conditions.

          A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations ("10% Stockholder"), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date and the option term shall not exceed five (5) years measured from the grant date.

     Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

     A. In the event of any of the following stockholder approved transactions to which the Corporation is a party (a "Corporate Transaction"):

          (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

          (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

     D. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     E. In the event of a Change in Control (as defined below), the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, as of such Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

     F. For all purposes under the Plan, a Change in Control shall be deemed to occur in the event:

          (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

          (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II.B of this Article Two.

IV. SUBSTITUTION OF OPTIONS

     A. Should the Corporation, in connection with any merger or other business consolidation with, or any purchase or acquisition of the stock or assets of another corporation, enter into an agreement with such other corporation which provides for the grant of options to purchase shares of Common Stock under this Plan (the

"Substituted Options") in substitution and replacement for one or more outstanding options to purchase equity securities of such other corporation (the "Replaced Options") upon the consummation of the transaction, then the Plan Administrator shall have full power and authority to issue such Substituted Options under this Plan in substitution and replacement for one or more outstanding options of the other corporation, subject, however, to the following special terms and conditions:

          (i) On a share-by-share basis, the ratio of the option price to the fair market value of the Common Stock covered by the Substituted Option immediately after the substitution shall not be greater than the ratio of the option price to the fair market value of the equity securities covered by the Replaced Option immediately prior to the substitution.

          (ii) The excess of the aggregate fair market value of the shares of Common Stock subject to the Substituted Option immediately after the substitution over the aggregate option price payable for such shares shall not be more than the excess of the aggregate fair market value of the equity securities subject to the Replaced Option immediately before such substitution over the aggregate option price payable for such securities.

          (iii) The Substituted Option shall not give the option holder any additional benefits not otherwise provided under the Replaced Option.

     B. In connection with the Corporation's acquisition, on July 29, 1993 (the "Closing"), of substantially all of the assets of Molecular Design Limited ("Molecular Design") and assumption of substantially all of the liabilities of Molecular Design pursuant to that certain Asset Purchase Agreement by and among the Corporation, Macmillan, Inc. and Molecular Design Limited (the "Purchase Agreement"), there shall be issued under this Plan, in compliance with the requirements of subsection IV.A above, Substituted Options to purchase shares of Common Stock (the "MDL Substituted Options") in full substitution and replacement for the stock options to purchase shares of Molecular Design common stock outstanding under the Molecular Design 1993 Stock Option and Restricted Stock Plan (the "Replaced Molecular Design Options") immediately prior to the Closing. The MDL Substituted Options shall be issued in substitution for the Replaced Molecular Design Options on the basis of a one-to-one conversion ratio, as contemplated pursuant to the provisions of the Purchase Agreement. Accordingly, the number of shares of Common Stock subject to each MDL Substituted Option immediately after the substitution shall be equal to the number of shares of Molecular Design common stock subject to the Replaced Molecular Design Option immediately prior to the Closing. The exercise price per share in effect under each MDL Substituted Option shall be equal to the exercise price per share in effect under the Replaced Molecular Design Option immediately prior to the Closing. All of the remaining terms of the MDL Substituted Option (including, without limitation, the exercise schedule and the maximum option term) shall be substantially the same as those in effect under the Replaced Molecular Design Option immediately prior to the Closing.

V.  CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than the Fair Market Value of the Common Stock on the new grant date (or one hundred ten percent (110%) of such Fair Market Value in the case of an Incentive Option granted to a 10% Stockholder).

VI. STOCK APPRECIATION RIGHTS

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

     D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be canceled. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

     E. For purposes of Section V.D, the following definitions shall be in effect:

          A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Corporation officers and directors who are subject to the short-swing profit restrictions of the Federal securities laws.

          The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

     F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section VI shall not be available for subsequent option grant under the Plan.

VII. EXTENSION OF EXERCISE PERIOD

     The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

I.   ELIGIBILITY

     The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three ("Eligible Directors") shall be limited to the following:

          (i) each individual who is serving as a nonemployee member of the Board on the Effective Date; and

          (ii) each individual who is first appointed or elected as a non-employee Board member at any time after the Effective Date.

II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

          (i) Each individual who first becomes a non-employee Board member at any time after the Effective Date of this Plan, whether through election at an Annual Stockholders Meeting or through appointment by the Board, and who has not previously been granted an option under this Plan, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 15,000 shares of Common Stock upon the terms and conditions of this Article Three.

          (ii) At the 1994 and 1995 Annual Stockholders Meeting, each individual who is at the time elected or reelected as a non-employee member of the Board or each individual who is then serving as a non-employee member of the Board, whether or not standing for reelection at that particular meeting, shall receive a grant of a non-statutory option under the Plan to purchase 2,000 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

          (iii) Commencing with the 1996 Annual Stockholders Meeting and each subsequent Annual Stockholders Meeting, each individual who is at the time elected or reelected as a non-employee member of the Board or each individual who is then serving as a non-employee member of the Board, whether or not standing for reelection at that particular meeting, shall receive a grant of a non-statutory option to purchase 5,000 shares of Common Stock.

     The 15,000-share limitation on the initial automatic option grants and 2,000-share limitation or 5,000-share limitation (commencing on the date of the 1996 Annual Stockholders Meeting) on the subsequent automatic option grants to be made to each Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph V.D of Article One.

     B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

     C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

          (i) cash or check made payable to the Corporation's order;

          (ii) shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date (as such terms are defined in Section I.A of Article Two); or

          (iii) through a broker-dealer sale and remittance procedure pursuant to which the Eligible Director shall provide irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

     Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

     D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

     E. Exercisability. Each initial automatic option and each annual automatic option granted prior to the 1996 Annual Stockholders Meeting shall become exercisable for the option shares in a series of annual installments. The first installment for twenty-five percent (25%) of the option shares shall become exercisable on the first anniversary of the grant date and the option shall become exercisable for the balance of the option shares in a series of successive, equal annual installments over the three (3)-year period thereafter, provided the Eligible Director remains a member of the Board through each such date. Each annual automatic option granted at the 1996 Annual Stockholders Meeting and thereafter, subject to stockholder approval, shall become exercisable in a series of equal annual installments over a two-year period measured from the grant date. As the option becomes exercisable for one or more installments, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. The option, however, shall not become exercisable for any additional option shares following the Eligible Director's cessation of Board service, except to the extent the option is otherwise to become exercisable in accordance with the provisions of paragraph III of this Article Three.

     F. Non-Transferability. During the lifetime of the Eligible Director, the option shall be exercisable only by the Eligible Director and shall not be assignable or transferable by the Eligible Director otherwise than by a transfer effected by the Optionee by will or by the laws of descent and distribution following his or her death.

     G. Effect of Termination of Board Membership. Should the Eligible Director cease to be a Board member for any reason other than death, permanent disability or retirement at or after age 65 while holding an automatic option grant under this Article Three, then he or she shall have a three (3)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the Eligible Director ceases service as a Board member.

          1. Should the Eligible Director cease to be a Board Member by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or retirement at or after age 65, then any automatic option grant held by such Eligible Director under this Article Three shall accelerate in full, and the Eligible Director shall have a twelve
     (12)-month period following the date of the Eligible Director's cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.

          2. Should the Eligible Director die while serving as a Board Member, then any automatic option grant held by such Eligible Director shall accelerate in full and shall be exercisable for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service. Should the Eligible Director die while serving as a Board member or during the three (3)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the Eligible Director's cessation of Board membership (less any option shares subsequently purchased by the Eligible Director prior to death), by the personal representative of his or her estate or by the person or persons to whom the option is transferred pursuant to the Eligible Director's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the Eligible Director's death.

          3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 through 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

     H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

     I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Director Automatic Grant Agreement attached as Exhibit A to the Plan.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of a Corporate Transaction (as such term is defined in Section III.A of Article Two), then the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

     B. In connection with any Change in Control (as such term is defined in Paragraph F of Section III of Article Two above), the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

     C. Upon the occurrence of a Hostile Take-Over, each automatic option grant which has been outstanding under this Article Three for a period of at least six
(6) months shall automatically be cancelled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

     D. For purposes of this Article Three, Hostile Take-Over shall have the meaning assigned to such term in paragraph VI.E of Section III of Article Two. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

     E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall not be available for subsequent issuance under this Plan.

     F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

     The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

I.   TERMS AND CONDITIONS OF STOCK ISSUANCES

     Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

A.  CONSIDERATION.

     1. Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock ("Newly Issued Shares") shall, subject to the provisions of Section I of Article Five, be issued under the Plan for one or more of the following forms of consideration which the Plan Administrator may deem appropriate:

          (i)  cash or check payable to the Corporation; and

          (ii) past services rendered to the Corporation or any parent or subsidiary corporation.

     2. Newly Issued Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the Fair Market Value of the issued shares, but in no event less than eighty-five percent (85%) of such Fair Market Value.

     3. Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Plan for such consideration (in whatever form) as the Plan Administrator may deem appropriate.

B.  VESTING PROVISIONS.

     1. Shares of Common Stock issued under the Plan may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service (as such term is defined in Section I.C.3 of Article Two). The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan, namely:

          (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

          (ii)  the number of installments in which the shares are to vest,

          (iii) the interval or intervals (if any) which are to lapse between installments, and

          (iv) the effect that death, disability or any other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

     2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction under Section II of this Article Four shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

     3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

     4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver may be effected at any time and shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies.

II.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

     A. In the event of a Corporate Transaction, then all unvested shares of Common Stock shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

     B. In the event of a Change in Control, then all unvested shares of Common Stock shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

III. TRANSFER RESTRICTIONS/SHARE ESCROW

     A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is used, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests.

     B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Plan. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

I.   LOANS OR INSTALLMENT PAYMENTS

     A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer or director of the Corporation) in the exercise of one or more options granted to such Optionee under the Article Two Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Article Four Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom by

(i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator. Loans and installment payments may be granted with or without security or collateral (other than to individuals who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

     B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.  TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares or cash upon the exercise of stock options, stock appreciation rights or stock issuance awards granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission ("SEC")) provide one or more holders of outstanding option grants under Article Two of the Plan with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of five percent (5%) specified by the option holder) of the Federal and State income and employment taxes incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more option holders may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such taxes. The withheld or delivered shares shall be valued at Fair Market Value on the applicable determination date for such taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

III. AMENDMENT OF THE PLAN AND AWARDS

     A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever, subject to Section IV of Article Three. However, no such amendment or modification may adversely affect the rights and obligations of an Optionee or an Eligible Director with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee, Eligible Director or Participant consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to
(i) materially increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Article One, Section V.D) or (ii) materially modify the eligibility requirements for participation in the Plan or the benefits accruing to Optionees or Participants under the Plan.

     B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and the Automatic Option Grant Program and
(ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short-Term Federal Rate) for the period the shares were held in escrow.

IV. EFFECTIVE DATE AND TERM OF PLAN

     A. The Plan became effective on the Effective Date, and the Corporation's stockholders approved of the Plan on July 29, 1993. The Plan was amended on February 9, 1994 to increase the number of shares issuable thereunder by 150,000 shares.

     B. On November 15, 1995 and May 29, 1996, the Board amended the Plan to increase the number of shares issuable under the Plan by 150,000 and 700,000 shares, respectively, and further amended the Plan on January 1, 1996 to increase the size of the annual grant under the Automatic Option Grant Program from 2,000 shares to 5,000 shares and shortened the exercise schedule of such annual grants. The amendment to the Automatic Option Grant Program is subject to approval by the Corporation's stockholders at the 1996 Annual Stockholders Meeting. The 850,000-share increase became effective when adopted by the Board. Any option granted on the basis of such 850,000-share increase shall become exercisable in accordance with its terms. However, any option exercised prior to obtaining stockholder approval of the 850,000-share increase shall be a non-statutory option. Except as so limited, the Plan Administrator may grant options at any time before expiration of the Plan.

     C. The Plan shall terminate upon the earlier of (i) July 20, 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Discretionary Option Grant Program or the Automatic Option Grant Program or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V.  USE OF PROCEEDS

     Cash proceeds received by the Corporation from the sale of shares under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option under the Discretionary Option Grant Program or the Automatic Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VII. NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the Services of such individual) may terminate such individual's employment or Service at any time and for any reason, with or without cause.

VIII. MISCELLANEOUS PROVISIONS

     A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, Eligible Director or Participant.

     B. The provisions of the Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

     C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, Eligible Directors and Participants, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                  DETACH HERE                           MDL F

PROXY

                         MDL INFORMATION SYSTEMS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 7, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Steven D. Goldby and John J. Hanlon and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of MDL Information
Systems, Inc., held of record by the undersigned on June 7, 1996, at the Annual Meeting of Stockholders of MDL Information Systems, Inc. to be held August 7, 1996, or at any adjournments or postponements thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3, 4 AND 5. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, 4 AND 5 IF NO SPECIFICATION IS MADE.



               CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                                         SIDE

                                  DETACH HERE                          MDL 2F

/X/ Please mark
    votes as in
    this example.

  1. To elect the following directors to serve for a term ending upon the 1997 Annual Meeting and until their successors are elected and qualified.

  NOMINEES: Steven D. Goldby, Thomas D. Jones, Peter W.
  Booth, Donald E. O'Neill, David N. Strohm, Pedro M.
  Cuatracasas      FOR      WITHHELD
                   / /        / /

                                       MARK HERE
                                      FOR ADDRESS  / /
                                      CHANGE AND
  / /___________________________      NOTE BELOW
   For all nominees except as
     noted above

                                             FOR   AGAINST   ABSTAIN
  2. To ratify the selection of Ernst &      / /     / /       / /
     Young LLP as independent auditors
     of the Company.

                                             FOR   AGAINST   ABSTAIN
  3. To approve an amendment to the          / /     / /       / /
     Company's 1993 Stock Option and
     Restricted Stock Plan to increase
     by 850,000 the number of shares of
     Common Stock reserved for issuance,
     and to limit to 500,000 the
     maximum number of shares for which
     any one individual participant may
     be granted stock options each year
     under the 1993 Plan.

  4. To approve an amendment to the
     Company's 1993 Stock Option and        FOR   AGAINST   ABSTAIN
     Restricted Stock Plan to increase to   / /     / /       / /
     6,000 the annual grant to be made
     to non-employee directors under the
     Automatic Grant Program and to
     approve a shorter vesting schedule
     for such annual director grants.

  5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:_________________________ Date:______

Signature:_________________________ Date:______